EXHIBIT 99.1

The Bon-Ton Stores, Inc. Announces Nasdaq’s Withdrawal of Deficiency Notice

YORK, Pa., March 17, 2017 (GLOBE NEWSWIRE) -- The Bon-Ton Stores, Inc. (NASDAQ:BONT) announced today that Nasdaq has withdrawn its notification of potential delisting related to the minimum market value of publicly held shares issued on March 9, 2017. Following discussions with the Company regarding publicly held shares outstanding, Nasdaq determined that Bon-Ton meets the required minimum market value of publicly held shares for continued listing on the Nasdaq Global Select Market.

About The Bon-Ton Stores, Inc.
The Bon-Ton Stores, Inc., with corporate headquarters in York, Pennsylvania and Milwaukee, Wisconsin, operates 263 stores, which includes nine furniture galleries and four clearance centers, in 25 states in the Northeast, Midwest and upper Great Plains under the Bon-Ton, Bergner's, Boston Store, Carson's, Elder-Beerman, Herberger's and Younkers nameplates. The stores offer a broad assortment of national and private brand fashion apparel and accessories for women, men and children, as well as cosmetics and home furnishings. The Bon-Ton Stores, Inc. is an active and positive participant in the communities it serves. For further information, please visit http://investors.bonton.com.

CONTACT:
Investor Relations
Jean Fontana
ICR, Inc.
646.277.1214
jean.fontana@icrinc.com